UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
OILSANDS QUEST INC.
(Exact name of registrant as specified in its charter)

Colorado	98-0461154

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
800, 326-11th AVENUE SW
CALGARY, ALBERTA T2R 0C5
CANADA
(403) 263-1623
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)
GARTH WONG, CHIEF FINANCIAL OFFICER
OILSANDS QUEST INC.
800, 326-11th AVENUE SW
CALGARY, ALBERTA T2R 0C5
CANADA
(403) 263-1623
(Name, address, including zip code and telephone number,
including area code, of agent for service)
It is requested that copies of all correspondence be sent to:
Andrew J. Foley
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone Number (212) 373-3000
Facsimile Number (212) 757-3990
Securities to be registered pursuant to Section 12(b) of the Act:  Common Stock Purchase Warrants
Title of each class to be registered:  N/A
Name of each exchange on which each class is to be registered:  NYSE AMEX LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
Securities Act registration statement file number to which this form relates:  File No. 333-147200
Securities to be registered pursuant to Section 12(g) of the Act:  N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     Oilsands Quest Inc. (the “Corporation”) is registering a total of 17,537,500 common share purchase warrants (the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one common share of the Corporation for a price of US$1.10 at any time during the two-year period beginning on May 12, 2009.
     The description of Warrants under the caption “Details of the Offering” on pages S-5 to S-6 of the Corporation’s Prospectus Supplement, dated April 30, 2009, to the Registration Statement on Form S-3ASR (No. 333-147200), is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

1.	Warrant Indenture, to be entered into on May 12, 2009, filed herewith.
SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 11, 2009	OILSANDS QUEST INC.
	By:	/s/ Garth Wong
		Name:	Garth Wong
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.	Warrant Indenture, to be entered into on May 12, 2009, filed herewith.